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                                                                      Exhibit 23



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




The Board of Directors
Washington Banking Company

We consent to the incorporation by reference in the registration statements on Form S-8 (No. 333-129647, No. 333-57431 and No. 333-72436) of Washington Banking
Company and Subsidiaries of our report dated March 6, 2006, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.



/s/ MOSS ADAMS LLP

Bellingham, Washington
March 10, 2006